EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Centennial Cellular Corp. on Form S-8 of our reports dated July 7, 1999 appearing in the Annual Report on Form 10-K of Centennial Cellular Corp. for the year ended May 31, 1999 and to the reference to us under the heading "Experts" in the Reoffer Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, NY

December 3, 1999